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EXHIBIT 23.1
CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

           As independent public accountants, we hereby consent to the incorporation of our report dated January 21, 2000 (except with respect to the matter discussed in Note 23, as to which the date is March 22, 2000) included (or incorporated by reference) in this Form 10-K, into the Company's previously filed Registration Statement File Nos. 333-86113, 333-09721, 333-01651, 333-01649 and 033-60259.

ARTHUR ANDERSEN LLP
San Francisco, California
March 23, 2000